John Deere Owner Trust 1999-A                    Exhibit 99.1
Statement to Noteholders

$167,300,000 Class A-1 4.9988% Asset Backed Notes
    due June 19, 2000
$262,000,000 Class A-2 5.4660% Asset Backed Notes
     due August 15, 2001
$186,000,000 Class A-3 5.9400% Asset Backed Notes
     due October 15, 2002
$146,125,000 Class A-4 6.1200% Asset Backed Notes
     due October 17, 2005
$32,230,000  6.100% Class B Asset Backed Notes
     due October 17, 2005
$12,086,832  Asset Backed Certificates

Payment Date:                                       15-Sep-99

(1)  Amount of principal being paid on the Notes:

(a)  A-1 Notes:                                $20,943,759.77
     per $1,000 original principal amount             $125.19

(b)  A-2 Notes                                         ($0.00)
     per $1,000 original principal amount              ($0.00)

(c)  A-3 Notes                                          $0.00
     per $1,000 original principal amount:              $0.00

(d)  A-4 Notes:                                         $0.00
     per $1,000 original principal amount:              $0.00

(e)  B Notes:                                     $886,508.35
     per $1,000 original principal amount:             $27.51

(f)  Total                                     $21,830,268.12

(2)  Interest on the Notes

(a)  A-1 Notes:                                   $425,503.19
     per $1,000 original principal amount:              $2.54

(b)  A-2 Notes:                                 $1,193,410.00
     per $1,000 original principal amount:              $4.56

(c)  A-3 Notes:                                   $920,700.00
     per $1,000 original principal amount:              $4.95

(d)  A-4 Notes:                                   $745,237.50
     per $1,000 original principal amount:              $5.10

(e)  B Notes:                                     $149,814.77
     per $1,000 original principal amount:              $4.65

(f)  Total                                      $3,434,665.46

(3)  After giving effect to distributions on current
     Payment Date:

(a)  (i)  outstanding principal amount
          of A-1 Notes:                        $81,201,520.70
     (ii) A-1 Note Pool Factor:                     0.4853647

(b)  (i)  outstanding principal amount
          of A-2 Notes:                       $262,000,000.00
     (ii) A-2 Note Pool Factor:                     1.0000000

(c)  (i)  outstanding principal amount
          of A-3 Notes:                       $186,000,000.00
     (ii) A-3 Note Pool Factor:                     1.0000000

(d)  (i)  outstanding principal amount
          of A-4 Notes:                       $146,125,000.00
     (ii) A-4 Note Pool Factor:                     1.0000000

(e)  (i)  outstanding principal amount
          of B Notes:                          $28,585,249.59
     (ii) B Note Pool Factor:                       0.8869144

(f)  (i)  Certificate Balance                  $10,719,468.60
     (ii) Certificate Pool Factor:                  0.8868716

(4)  Note Value at the end of the
     related Collection Period                $714,631,239.70

(5)  Pool Balance (excluding accrued
     interest) at the end of the related
     Collection Period                        $705,334,757.01

(6)  Amount of Servicing Fee:                     $607,099.15
     per $1,000 original principal amount:         0.75346609

(7)  Amount of Administration Fee:                    $100.00

(8)  Aggregate Purchase Amounts
     for Collection Period:                             $0.00

(9)  Amount in Reserve Account:                $14,292,624.79
     Specified Reserve Account Balance:        $14,292,624.79

(10)  Aggregate amount of Realized Losses
      for the Collection Period:                  $175,663.01

(11)  Amount of Payments that are more
      than 60 days past due:                      $701,138.00